Exhibit 99.1

STOCK PURCHASE AGREEMENT

by and between GEMVEST LTD.

And

GEPCO, LTD.

Dated as of October 15, 2013

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT is made and entered into as of the 15th day of October, 2013 (this "Agreement"), by and among Gemvest Ltd. ("Seller"), and Gepco, Ltd., a Nevada corporation ("Purchaser").

RECITALS

WHEREAS, as of the date of this Agreement, Seller is the owner of 100% of the issued and outstanding capital stock of Gemvest, Ltd., a Nevada corporation (the “Company”), which owns the assets of the gemological business as set forth on Schedule A hereto (“Company Assets”); and

WHEREAS, Purchaser is a publicly held company whose common stock trades on the OTCQB; and

WHEREAS, Seller desires to sell and to transfer to Purchaser, and Purchaser desires to purchase and accept from Seller, Shares representing 100% of the issued and outstanding capital stock of the Company (the "Transferred Shares"), upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereby agree as follows:

Article I

DEFINITIONS

Section 1.1 Definitions. The following terms, when used in this Agreement, shall have the meanings assigned to them in this Section 1.1.

"Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. For the purposes of this definition, "control" means the ownership, directly or indirectly, of more than 50% of the voting shares or other voting equity interest of the relevant person, provided that a Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

"Agreement" shall have the meaning set forth in the first paragraph of this Agreement.

"Assets" shall mean all of the assets of the Company, including but not limited to all intellectual property which shall include all computer source code for its back office operations.

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"Benefit Plans" shall mean all benefit plans of the Company in effect on the date of this Agreement.

"Cash" means unencumbered and unrestricted cash on hand in banks, cash equivalents, and the accounts in which such items are deposited and held.

"Company" shall have the meaning set forth in the recitals to this Agreement.

"Confidential Information" means information with respect to the terms of the transactions contemplated by this Agreement, and trade secrets, discoveries, ideas, concepts, know-how, techniques, designs, specifications, data, computer programs, pricing information, interpretations, financial statements, forecasts, reports, records, plans, studies, information regarding potential acquisitions or the target companies or assets, and other technical and business information of the disclosing party, and any company in which the disclosing party is contemplating an investment, joint venture, acquisition or business combination, whether in oral, written, graphic, electronic or other form as well as analyses, compilations, studies or other documents, whether or not prepared by the receiving party or its representatives, which contain or otherwise reflect such information. Notwithstanding the foregoing, the following information shall not be Confidential Information: information which has become generally available to the general public or industry other than as a result of a disclosure by the receiving party or its representatives.

"Confidentiality Agreement" means that certain Confidentiality Agreement between Purchaser and Seller dated as of October 7, 2013.

"Effective Time" means 11:59 p.m., New York City time, on the Closing Date.

"Encumbrance" means any lien, encumbrance, security interest, option right, adverse ownership interest, pledge, mortgage or similar third party rights or restrictions on transfer of title, except for any Encumbrances relating to limitations on the transfer or ownership of the Transferred Shares arising under applicable Laws, including securities Laws.

"GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

"Governmental Entity" means any governmental or quasi-governmental, national, federal, state, municipal, local or multinational (including the European Union), judicial, court, legislative, regulatory or administrative authority, agency, bureau, department, tribunal, or commission or similar body or instrumentality thereof.

"Intellectual Property" means:

a.              patents, trade marks, service marks, registered designs, applications and rights to apply for any of those rights, trade, business and company names, internet domain names and e-mail addresses, unregistered trade marks and service marks, copyrights, database rights, rights in software, knowhow, rights in designs and inventions;

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b.             rights under licenses, consents, orders, common law, statutes or otherwise in relation to a right in paragraph (a);

c.              rights of the same or similar effect or nature as or to those in paragraphs (a) and (b) which now or in the future may subsist; and

d.             the right to sue for past infringements of any of the foregoing rights.

"Intellectual Property Rights" means all Intellectual Property owned or used by the Company.

"Knowledge of Seller" (or similar phrases) means the actual knowledge of: Seller, in each case after reasonable inquiry of relevant senior officers of the Company who are responsible for the management and operation of the Company.

"Law" means any statute, law, code, judicial decision, judgment, rule, regulation, ordinance, order, decree, injunction or other pronouncement of any Governmental Entity having the effect of law.

"Liability" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes.

"Material Adverse Effect" means any event or occurrence that, when taken individually or in the aggregate with all other events and occurrences, has a material adverse effect on the business, results of operations or financial condition of the Company.

"Ordinary Course of Business" means, with respect to the Company, the ordinary course of commercial operations customarily engaged in by the Company, consistent with past practices.

"Person" means an association, a corporation, an individual, a partnership, a limited liability company, an unlimited liability company, a trust or any other entity or organization, including a Governmental Entity.

“Purchase Price” means 150 million shares of Common Stock of Gepco, Ltd. to be issued to Seller’s shareholders on a pro-rated basis at closing.

Article II

PURCHASE AND SALE OF TRANSFERRED SHARES

Section 2.1  Purchase and Sale of Transferred Shares. Upon the terms set forth herein and at Closing, Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase and accept from Seller, the Transferred Shares free and clear of any Encumbrances and liabilities in consideration of payment of the Purchase Price.

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Section 2.2 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place out of an escrow closing to be held by Jolie Kahn, Esq.. The Closing shall take place on November 30, 2013, or such other date and time as mutually agreed to by Seller and Purchaser but no later than December 31, 2013 (the "Closing Date”). Seller and Purchaser agree that the Closing shall be effective as of the Effective Time.

Section 2.3 Closing Deliveries.

(a)         At Closing, Seller shall deliver, or cause to be delivered to Purchaser:

(i)      certificates evidencing the Transferred Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, in form satisfactory to the Purchaser;

(ii)      a copy of the Certificate of Incorporation of the Company in effect as of the Effective Time, accompanied by a certificate of an executive officer of the Company, dated as of the date hereof, stating that no amendments have been made to such Certificate of Incorporation since such date;

(iii)      written evidence of consent, as required as obtained by Company, from any lessors of real property and from other third parties prior to or in connection with the consummation of the transactions contemplated by this Agreement;

(iv)      the written release of all Encumbrances (if any), other than Permitted Encumbrances, relating to the assets and properties of the Company and the Transferred Shares, executed by the holder of or parties to each such Encumbrance, in form and substance satisfactory to Purchaser;

(v)      the certificate referred to in 0;

(vi)      certified true copies of resolutions of the board of directors or similar governing body of the Company, and the resolutions or another form of written approval from 100% of the shareholders of the Company, authorizing and approving this Agreement and the transactions contemplated hereby;

(vii)      complete financial statements of the Company audited by a PCAOB approved auditor.

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(viii)      a third party valuation of the business of the Company.

(ix) such other documents as may be reasonably required to transfer good title to the Shares and to enable Purchaser to become the registered holder thereof; and

(b)        At Closing, Purchaser shall deliver, or cause to be delivered, to Seller:

(i)      150 million shares of Purchaser’s Common Stock;

(ii)      a true and complete copy, certified by the Secretary of the Purchaser, of the resolutions duly and validly adopted by the Board of Directors of the Purchaser evidencing its authorization of the execution and delivery of this Agreement and the agreements related thereto and the consummation of the transactions contemplated hereby and thereby; and

(iii)      the certificate referred to in 0.

(iv)      Due Diligence Contingency. Purchaser’s obligation to close hereunder is expressly conditioned upon satisfactory completion of due diligence to its sole satisfaction.

ARTICLE III

OPERATION OF THE COMPANY

Section 3.1 Operation of the Company. The business of the Company shall be managed and operated by the Parties during the five-year period following the Closing Date of this transaction (the “Transition Period”) pursuant to the following guidelines:

(a) Angelique de Maison shall serve as Chief Executive Officer of the Gepco, Ltd., Peter Voutsas shall serve as Chief Investment Officer, and Trisha Malone shall serve as President, Chief Financial Officer and Secretary; Angelique de Maison shall serve as Chief Executive Officer of the Gemvest, Ltd., Peter Voutsas shall serve as President and Chief Investment Officer, Nicolas Marlin shall serve as Chief Marketing Officer and Trisha Malone shall serve as Chief Financial Officer and Secretary all pursuant to the forms of employment agreements attached hereto as Schedule 3.1.

(b) The Board of Gepco, Ltd. shall consist of six directors: Angelique de Maison, Peter Voutsas, Trisha Malone, Larry Zielke, Ronald Loshin, Nicolas Marlin. The Board of Gemvest, Ltd. shall consist of five directors: Angelique de Maison, Peter Voutsas, Trisha Malone, Ronald Loshin, Nicolas Marlin.

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Section 3.2 Clawback. If the Company’s EBITDA (as defined in GAAP) is not at least $750,000 for the fiscal year ended December 31, 2014, then the Seller shall return to Purchaser 1 million shares of the Purchaser’s Common Stock for each $10,000 increment by which EBITDA is less than $750,000.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Purchaser that the statements contained in this Article IV are true, correct and complete as of the date hereof, and will be true, correct and complete as of the Closing Date, except as specified to the contrary in the corresponding schedule referenced below and incorporated by reference herein, which schedules shall be prepared by Seller.

Section 4.1 Corporate Status.

(a)         Seller has all requisite power and authority to enter into this Agreement and to perform his obligations hereunder.

(b)        The Company (i) is duly incorporated, organized, validly existing and in good standing as a corporation in the State of Nevada, (ii) has all requisite power and authority required to own, operate or lease the properties and assets now owned, operated or leased by it as of the date of this Agreement and to carry on its business as it is being conducted as of the date of this Agreement; and (iii) the Company is duly licensed or qualified to do business in each of the jurisdictions in which the ownership, operation or leasing of its properties and assets and the conduct of its business requires it to be so licensed or qualified, except in the case of clause (iii) where any such failure has not had, or would not reasonably be expected to have, a Material Adverse Effect.

Section 4.2 Authorization. The execution and delivery by Seller of this Agreement and the agreements related hereto to which Seller is a party, and the consummation by Seller of the transactions contemplated hereby and thereby, have been duly and validly authorized by Seller. Each of this Agreement and the agreements related hereto to which Seller is a party has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Purchaser) this Agreement and the agreements related hereto to which Seller is a party constitute valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law). The copies of the charters and governing documents of the Company that have been previously delivered to Purchaser are the complete, true and correct charters and governing documents of the Company, as applicable, in effect as of the Effective Time.

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Section 4.3 Capitalization. The Transferred Shares represent all of the Shares. All of the Transferred Shares are, as of the Effective Time, and were when issued, duly authorized and validly issued in accordance with the charter and governing documents of the Company and in compliance with all relevant Laws of the jurisdictions in which the Company was formed, fully paid and not repaid and non-assessable, and are not as of the Effective Time, and were not when issued, subject to any preemptive rights. Neither the sale of the Transferred Shares by Seller to Purchaser pursuant to the terms of this Agreement, nor any of the transactions contemplated hereby are subject to any preemptive rights, rights of first refusal or any other similar restrictions on transfer. Except as set forth on Schedule 4.3, there are no employee equity incentive plans or programs of the Company currently in effect. There are no outstanding (i) securities of the Company convertible into or exchangeable for Shares, (ii) options or other rights to acquire from the Company, or any obligation of the Company to issue, sell, repurchase, redeem or otherwise acquire, any of the Shares or securities convertible into or exchangeable for the Shares or (iii) stock appreciation, profit sharing or phantom stock or similar rights of the Company. Seller has not granted any voting rights, proxies or agreements or understandings with respect to voting of the Transferred Shares.

Section 4.4 Ownership of the Transferred Shares. Seller is the owner of the Transferred Shares and holds valid title to the Transferred Shares, free and clear of any Encumbrances. Except for this Agreement and the transactions contemplated hereby, there are no agreements, arrangements, warrants, options, puts, calls, rights or other commitments or understandings of any character to which Seller is a party or by which any of its assets are bound and relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, voting or transfer of the Transferred Shares. Seller has the full and exclusive power, right and authority to vote the Transferred Shares, and, except as set forth in Schedule 4.4, is not a party to or bound by any agreement affecting or relating to its right to vote the Transferred Shares. Upon consummation of the transactions contemplated hereby, Purchaser will own the Transferred Shares free and clear of all Encumbrances.

Section 4.5 No Conflict. The execution, delivery and performance by Seller of this Agreement and the agreements related hereto to which Seller is a party and the consummation by Seller of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation or breach of any provision of any Law or judgment, order, writ, injunction or decree of any court or other Governmental Entity to which Seller or the Company is subject, (ii) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which Seller or the Company is a party or by which Seller or the Company is bound or to which any of their respective properties and assets are subject or any permit, license or other authorization affecting the properties, assets or business of the Company, (iii) conflict with or result in a violation or breach of, or default under, any provision of the organizational documents of Seller or the Company, or (iv) result in the creation or imposition of any Encumbrance on any properties or assets of the Company.

Section 4.6 Governmental Filings. No filing or registration with, notification to, or authorization, consent, permit, waiver or approval of, any Governmental Entity (collectively, "Governmental Filings") is required in connection with the execution, delivery and performance of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby.

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Section 4.7 Books and Records. The books of account and other financial records of the Company, all of which have been made available to Purchaser, are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices and, where applicable, GAAP. The minute books of the Company, all of which have been made available to Purchaser, contain accurate and complete records of all meetings held of, and action taken by, the shareholders and the board of directors or similar governing bodies of the Company, and no meeting of any such shareholders or governing body has been held for which minutes are not contained in such minute books.

Section 4.8 Absence of Material Adverse Effect; Ordinary Course of Business; Material Transactions. Except as set forth in Schedule 4.8, there has not been with respect to the Company or its properties or assets:

(a)         any adverse change in the business, condition, financial or otherwise, or operations of the Company or the condition of the Company’s properties or assets, and, to the Knowledge of Seller, no such change will arise from the consummation of the Contemplated Transactions;

(b)         any declaration, setting aside or payment of any dividend or any distribution (in cash or in kind) to any Person or entity with respect to any securities of the Company;

(c)         any transaction entered into or carried out by the Company other than in the Ordinary Course of Business;

(d)        any material modification or termination of, or the occurrence of an event that could reasonably give rise to any material modification or termination of, any material oral or written contract or agreement of the Company or any material term thereof or any Governmental Entity license, permit or other authorization;

(e)         any change in any method of accounting or accounting policies of the Company, or any write-down in the accounts receivable of the Company other than in the Ordinary Course of Business; or

(f)         any binding commitment or agreement by Seller or the Company to do any of the foregoing.

Section 4.9 Affiliate Transactions. No director, manager, officer, employee, shareholder or Affiliate of the Company or any individual related by blood, marriage or adoption to any such individual or any entity in which any such individual or entity owns any beneficial interest is a party to any agreement, contract, commitment or other form of transaction or arrangement with the Company, written or oral, or has any interest in any of the Company's assets or properties, except as specifically set forth in Schedule 4.9 and which represents transactions conducted on arms-length terms.

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Section 4.10 Pending Litigation.

(a)         There are no actions, proceedings or investigations pending against Seller before any Governmental Entity or threatened in writing against Seller which would reasonably be expected to restrict Seller's ability to perform its obligations under the Agreement or consummate the transactions contemplated hereby.

(b)        Except as set forth on Schedule 4.10, there is no, and since January 1, 2011 there has not been, any suit, claim, litigation, proceeding (administrative, judicial, or in arbitration, mediation or alternative dispute resolution), Governmental Entity or grand jury investigation, or other action (any of the foregoing, "Action") pending or, to the Knowledge of Seller, threatened and, to the Knowledge of Seller, there have been no incidents, actions or omissions that can reasonably be expected to result in the commencement of any such suit, claim, litigation, proceeding, investigation or other action, against the Company or involving its business, assets or properties, or, in connection with the Company's business, any Company shareholder or representative, including without limitation any Action challenging, enjoining or preventing this Agreement or any agreement related hereto or the consummation of the transactions contemplated hereby or thereby.

(c)         The Company is not and has not been, subject to any judgment, order, writ, injunction or decree of any court or other Governmental Entity.

Section 4.11 Environmental and Other Permits and Licenses. The Company is in compliance with all applicable environmental Laws and all environmental permits. The business operations of the Company do not involve any contamination of soil or ground water, air pollution or other environmental pollution that may result in remedial claims against the Company. For the current business operations, the provision of fresh water and disposal of sewage or gas and solid emissions or waste is fully ensured. There are no environmental claims pending or, to the Knowledge of Seller, threatened against the Company.

Section 4.12 Permits; Compliance with Law.

(a)         The Company, its directors and its employees have all governmental authorizations, consents, licenses, permits (whether temporary or otherwise), approvals, orders, waivers, registrations and other rights necessary, and have provided all notices required, for the conduct of its business as it is being conducted as of the date of this Agreement, and all of such authorizations, consents, licenses, permits, approvals, orders, waivers, registrations, rights and notices are in full force and effect. The Company is not in default or violation under any such authorizations, consents, licenses, permits, approvals, orders, waivers, registrations and rights and notices.

(b)        The Company is and has been at all times in compliance in all material respects with all applicable Law. The Company has not received any notice alleging such default, breach or violation. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby does or will constitute or result in any such breach, default or violation by the Company.

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Section 4.13 Tax.

(a)         The Company has timely filed all tax returns (“Tax Returns”) required by Law, taking into account any extension of time to file granted to or obtained on behalf of the Company. All such Tax Returns filed by or with respect to the Company are true, correct and complete and were prepared in compliance with all applicable Law. The Company has paid (or caused to be paid on its behalf) all Taxes due and owing, whether or not shown on its Tax Returns. The Company has not filed any Tax Return that is, or would be, subject to penalties for underpayment of tax, understatement of income, negligence or disregard of rules, valuation misstatements or other tax shelter transaction.

(b)        The Company is currently not a beneficiary of any extension of time within which to file any Tax Return. The Company has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, nor is any such waiver or extension pending.

(c)         No Governmental Entity is asserting, or has asserted in the last six (6) years as of the Closing any deficiency or claim for any amount of additional Taxes against the Company.

(d)        Within the last six (6) years, no claim has ever been made by any Governmental Entity in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation in that jurisdiction.

(e)         The Company has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

(f)         No federal, state, local or foreign audits, administrative, court or other proceedings is pending as of the Closing with regard to any Taxes or Tax Returns of the Company.

(g)        For the purposes of this Agreement:

(i)      "Taxes" shall mean any and all taxes, charges, regulated by law and imposed by any Governmental Entity or taxing authority, fees, levies, interest or other assessments, or impositions of any kind payable to the relevant Governmental Entity, including all interest and penalties thereon, and additions to tax or additional amounts attributable to, imposed upon, or with respect to such tax, charges, custom duties, social security payments, duties regulated by public law and imposed by any Governmental Entity, fees, levies, interest, assessments or impositions, as transferee or successor, by contract or otherwise. The term "Income Tax" means any tax measured by net income or gross income.

(ii)      "Tax Returns" shall mean any report, return, document, declaration, report, claim for refund, information return or statement, or other filing relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

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Section 4.13 Employees and Labor Relations.

(a)         The Company is, as of the date hereof, in compliance with all Laws respecting employment, immigration, temporary workers, fixed term employment contracts, employment practices, benefit plans, pension agreements and pension promises, terms and conditions of employment, wages and hours, including any notice, training and filing requirements there under, and there are no pending or, to the Knowledge of the Seller, threatened investigations or claims by any branch or department of any Governmental Entity regarding its compliance with these Laws.

(b)      The Company is not a party to or otherwise bound by any collective bargaining agreement such as tariff agreements or shop agreements, project labor agreement, memorandum of understanding, letter agreement, side agreement, contract or any other agreement or understanding with a labor union, labor organization or group of employees acting in concert. As of the date hereof, the Company is not subject to any charge, demand, request for recognition, petition or representation proceeding seeking to compel, require or demand it to recognize and/or bargain with any labor union, labor organization, works council, joint works council, group works council or any other group of employees acting in concert nor, as of the date hereof, is there pending or threatened, any election procedure of a works council, labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company.

(c)      There is no basis for any action or proceeding against, and no action or proceeding pending or threatened against, the Company: (i) breach of an actual or implied contract of employment (including, but not limited to, any claim of fraud, promissory fraud, promissory estoppels or fraudulent misrepresentation in the making of any actual or implied contract of employment), (ii) unjust, wrongful, discriminatory (incl. "mobbing"), retaliatory or tortuous discharge (including any claim of whistle blowing), (iii) slander, libel or other action claiming defamation, (iv) intentional tort (including assault, battery, conversion and/or intentional infliction of emotional distress) or (v) negligent infliction of emotional distress, negligent hiring, negligent supervision or negligent retention.

(d)      There is no basis for any claim against, and no claim is pending or threatened against, the Company arising out of any Law relating to discrimination in employment or employment practices or occupational safety and health standards.

(e)      Schedule 4.13 contains for the Company a complete and correct list of all employees and officers, directors or appointed officials of the Company (“Employees”).

(f)       Schedule 4.13 contains copies of all individual contracts including all supplemental agreements (e.g. post contractual restraints from competition, bonus agreements, company car agreements, pension agreements) of the employees, officers or consultants of the Company which the Company is or can become liable for.

(g)      There are no claims of any person, which are not listed in Schedule 4.13, to conclude or continue an employment arrangement. There are no unsettled liabilities, entitlements, pending law suits or any other pending or threatened requests of former employees, managing directors or officers, directors or other appointed officials of the Company, which are not listed in Schedule 4.13.

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(h)      There have been no transfers, purchases or sales of any businesses or business lines by the Company within the last five (5) years.

Section 4.14 Real Property.

(a)         The Company does not own any land or other interest in real property.

(b)        Schedule 4.14 lists all leases and subleases of the Company for real property (individually, a "Lease" and collectively, the "Leases"), and identifies the property underlying such leases (the "Leased Real Property"), the lessor, rental rate, lease term, expiration date and existence of a renewal option. Seller has made available to Purchaser prior to the Closing correct and complete copies of the Leases listed on Schedule 4.14. With respect to each Lease, except as otherwise indicated on Schedule 4.14:

(i)      the Lease is in full force and effect and will remain in full force and effect on identical terms on and after the Closing, and the Company is in possession of the leased premises and all rental and other obligations of the Company are current;

(ii)      the Company is not in breach or default (and has not received notice of breach or default), and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration under the Lease;

(iii)      the landlord party to such Lease is not in breach or default of such Lease, and no event has occurred which, with notice or lapse of time, would constitute a breach or default by such landlord party;

(iv)      to Seller's Knowledge, no party has repudiated any provision of such Lease;

(v)      the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

(vi)      all facilities leased or subleased thereunder have received all approvals, licenses and permits of Governmental Entities required in connection with the operation thereof by the Company and have been operated and maintained by the Company in compliance with applicable Law.

Section 4.15 Brokers' Fees. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of Seller or any of its Affiliates.

Section 4.16 Title and Condition to Assets. The Company has good and indefeasible fee title to, or a valid leasehold interest in, all of its tangible assets, free and clear of all Encumbrances. Immediately following the Closing, the Company shall continue to be vested with good and indefeasible title to, or a valid leasehold interest in, the Company’s assets.

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Section 4.17 Material Contracts.

(a)         Except as set forth in Schedule 4.17, the Company is not a party to or otherwise obligated under or has made (and under which any party thereto still has remaining rights or obligations) any of the following, whether written or oral (and with respect to oral agreements, the terms and obligations of the parties thereto are set forth in reasonable detail in Schedule 4.17):

(i)      promissory notes, loans, agreements, indentures, evidences of Indebtedness or other instruments relating to the lending of money, whether as borrower, lender or guarantor, in excess of $1,000;

(ii)      license agreements, consulting services agreements with customers or software support agreements that either provide for payments in excess of $1,000 or cannot be terminated in one (1) year or less at no cost;

(iii)      lease and leasing agreements which provide for annual payments in excess of $15,000;

(iv)      agreements with suppliers, clients and customers either with a remaining term of more than one year or an annual contract value of more than $25,000;

(v)      consignment, distributorship and agency agreements;

(vi)      guarantees and sureties granted with respect to any obligation of third parties (including Seller and its Affiliates);

(vii)      services, joint venture and cooperation agreements;

(viii)      agreements concerning confidentiality or non-competition;

(ix)      agreements or commitments (other than those types covered above by subsection (a) through (h)) in excess of $35,000 or which cannot be terminated on three (3) months' notice or less at no cost;

(x)      any and all outstanding bids, proposals or other offers to customers which individually have values in excess of $25,000;

(xi)      any contract or commitment not made in the Ordinary Course of Business; and

(xii)      any other agreement that is material to the Company's business, operations or prospects.

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Seller has delivered to Purchaser a true, complete and accurate copy of each written contract required to be disclosed in Schedule 4.17 and a true, complete and accurate description of each oral contract required to be disclosed in Schedule 4.17, and none of such contracts has been modified or amended in any respect, except as reflected in such disclosure to Purchaser.

(b)        With respect to each contract listed on Schedule 4.17:

(i)      the contract is legal, valid, binding, enforceable and in full force and effect;

(ii)      the Company and, to the Seller’s Knowledge, the other parties to the contract have performed, in all material respects, all of their material respective obligations required to be performed under the contract; and

(iii)      the contract is not under negotiation (nor has written demand for any renegotiation been made) and no party has repudiated any portion of the contract.

Section 4.18 Intellectual Property.

(a)         To the Knowledge of Seller, each of the Intellectual Property Rights used by the Company is:

(i)      valid and enforceable and nothing has been done or omitted to be done by which it may cease to be valid and enforceable;

(ii)      legally and beneficially owned by, or licensed to, the Company; and

(iii)      not the subject of a claim or opposition from a Person (including, without limitation, an employee of the Company) as to title, validity, enforceability, entitlement or otherwise.

(b)        To the Knowledge of Seller, the Company owns or possesses all of the Intellectual Property Rights necessary for the conduct of its business as currently conducted, and such Intellectual Property Rights and conduct are not in conflict with, or infringement of, the rights of others.

(c)         The Company has not granted or is obliged to grant a license, assignment, consent, undertaking, security interest or other right in respect of any of the Intellectual Property Rights owned by the Company.

(d)        The Company does not use or operate its business under a name other than its corporate name.

Section 4.19 Insurance. The Company agrees to obtain prior to closing and at all times maintain insurance with reputable insurance companies in at least such amounts and against at least such risks as usually insured against by companies engaged in the same or similar business. There are no pending claims existing under any existing insurance policies of the Company.

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Section 4.20 Disclosure of all Material Matters. None of this Agreement, any of the schedules, attachments or exhibits hereto, or any agreements or other documentation contemplated hereby contain any untrue statement of material fact or omit a material fact necessary to make each statement contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact that has not been disclosed to Purchaser of which Seller has Knowledge which has had or could reasonably be anticipated to have a Material Adverse Effect.

Section 4.20 Fraudulent Conveyance. The consummation of the transactions contemplated hereby will constitute a fraudulent conveyance by Seller. Seller has not been the subject of a bankruptcy, solvency or similar proceeding or received written or constructive notice of such a proceeding being contemplated to be brought against it within the 5 years prior of the date hereof. In the case that a voluntary or involuntary bankruptcy proceeding is brought against Seller with respect to or affecting the Transferred Assets at any time, Seller agrees that this transaction is immediately null and void at Purchaser’s option and will be unwound, and the Purchaser shall have a springing security interest in all of the Transferred Assets until the monies paid by Purchaser hereunder are repaid to it in full.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller that the statements contained in this 0 are true, correct and complete as of the date hereof, and will be true, correct and complete as of the Closing Date.

Section 5.1 Corporate Status. Purchaser is duly organized as a corporation under the Law of Nevada and validly existing under the Laws of its governing jurisdiction and has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder.

Section 5.2 Authorization. The execution and delivery of this Agreement and the agreements related hereto by Purchaser and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly and validly authorized by Purchaser and no other proceedings of Purchaser are necessary to authorize this Agreement or the agreements related hereto or to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the agreements related hereto has been duly executed and delivered by Purchaser and (assuming due authorization, execution and delivery by Seller) this Agreement and the agreements related hereto constitute a valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

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Section 5.3 No Conflict. The execution and delivery of this Agreement and the agreements related hereto by Purchaser and the consummation by Purchaser of the transactions contemplated hereby and thereby will not (i) violate any applicable Law to which Purchaser is subject, (ii) conflict with, result in a violation or breach of, or constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate or cancel any contract or agreement by which Purchaser is bound or (iii) violate the organizational documents of Purchaser other than, in the case of clauses (i) and (ii) above, any such violations, conflicts, breaches, defaults, accelerations or rights that would not materially impair or delay Purchaser's ability to perform its obligations under this Agreement or the agreements related hereto or consummate the transactions contemplated hereby or thereby.

Section 5.4 Government Filings. No Governmental Filings are required in connection with the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser of the transactions contemplated hereby, except such Governmental Filings, the failure of such Governmental Filings to be made or obtained would not materially impair or delay Purchaser's ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby.

Section 5.5 Brokers' Fees. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission from Seller or the Company in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of Purchaser or any of its Affiliates.

ARTICLE VI

COVENANTS

Section 6.1 Publicity. Purchaser and Seller agree that no public release or announcement concerning the terms of the transactions contemplated hereby shall be issued by any party without the prior written consent of Purchaser, Seller and the Company, except as a party has determined may be required by Law, legal process or the rules and regulations of any stock exchange upon which the securities of a party or one of its Affiliates are listed, or as may be required or requested by any Governmental Entity, in which case such party shall, to the extent practicable and to the extent permitted by Law and legal process, allow the other party and the Company reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, the parties acknowledge that Seller or its Affiliates may make public statements to securities analysts and other investment community members regarding the transactions contemplated by this Agreement. The parties may also make public statements to the extent consistent with statements previously made publicly in accordance with this Agreement, or consistent with an outline of disclosure agreed upon with the other party in advance.

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Section 6.2 Confidentiality. From and after the Closing, Seller will treat and hold as confidential all of the Confidential Information of the Company and its business, refrain from using any of the Confidential Information of the Company and its business, and deliver promptly to Purchaser or destroy, at the request and option of Purchaser, all tangible embodiments (and all copies) of the Confidential Information of the Company and its business which are in its possession. In the event that Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information of the Company and its business, Seller will notify Purchaser promptly of the request or requirement so that Purchaser may seek an appropriate protective order or waive compliance with the provisions of this Section 6.2. If, in the absence of a protective order or the receipt of a waiver hereunder, Seller is, on the advice of counsel, compelled to disclose any Confidential Information of the Company and its business to any tribunal or else stand liable for contempt, Seller may disclose the Confidential Information of the Company and its business, as the case may be, to the tribunal; provided, however, that Seller shall use its reasonable best efforts to obtain, at the reasonable request of Purchaser and at the sole expense of Purchaser, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information of the Company and its business, as the case may be, required to be disclosed as Purchaser shall designate.

Section 6.3 Non-Competition. For a period starting as of the Closing and ending on the second (2nd) anniversary of such date, without the prior written consent of Purchaser, Seller and its subsidiaries, officers, directors and affiliates shall not invest in, own, manage, operate or control any Competing Business; provided, however, that the foregoing shall not restrict Seller or any of its subsidiaries from (i) acquiring in the aggregate up to 10% of the outstanding capital stock of any publicly traded company or (ii) acquiring, merging with, or entering into a collaboration or joint venture with a diversified business engaged in part (such part not to be more than 25% of the aggregate revenues or net income of such business) in a Competitive Business.

Section 6.4 Non-Solicitation. From the date hereof, neither Seller nor the Company will permit any officer, director, manager, employee, contractor, representative or agent of any of them to directly or indirectly, (a) solicit, initiate or encourage the submission or proposal of any offers, or accept any offers, or enter into a confidentiality agreement, letter of intent, or purchase agreement or other similar agreement with any Person other than Purchaser, with respect to the acquisition of some or all of the Shares, or a merger, consolidation, business combination, sale of all or any portion of the assets of the Company, or any similar extraordinary transaction with respect to the Company (an "Acquisition Proposal") or (b) participate in any discussions or negotiations regarding, or furnish to any Person other than Purchaser any information with respect to, or otherwise cooperate in any way with or assist, facilitate or encourage any Acquisition Proposal by any Person other than Purchaser. Each of Seller and the Company agrees to notify Purchaser (within two (2) business days) of all relevant terms of any proposals by any other Person to do any of the foregoing which Seller or the Company or any of their respective officers, managers, employees, contractors, representatives or agents may receive relating to any of such matters and, if such proposal is in writing, Seller or the Company will deliver to Purchaser a copy of such inquiry or proposal.

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ARTICLE VII

CONDITIONS TO CLOSING

Section 7.1 Conditions Precedent to Obligations of Purchaser. Purchaser’s obligation to effect the Closing and to take the other actions required to be taken by Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Purchaser in writing, in whole or in part):

(e)         All representations and warranties made by Seller in this Agreement shall be true and correct on and as of the Closing Date as if made at and as of the Closing Date, except that any such representation made as of a specific date (other than the date hereof) shall only need to have been true on and as of such date;

(f)         The covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with;

(g)        There shall not be threatened, instituted or pending any action or proceeding, before any court or Governmental Entity, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership or operation by Purchaser of the Shares, (iii) seeking to invalidate or render unenforceable any material provision of this Agreement, or (iv) otherwise relating to and materially adversely affecting the transactions contemplated hereby;

(h)        The Company shall have not suffered a Material Adverse Effect;

(i)          Representatives of Purchaser shall have completed the due diligence review of the operations, condition (financial and other), prospects, assets and liabilities of, and other matters related to, the Company and its business to Purchaser’s satisfaction;

(j)          All consents and approvals contemplated herein shall have been obtained;

(k)        Seller shall have delivered to Buyer all of the deliverables described herein; and

(l)          Seller shall have executed and delivered to Purchaser a certificate of an appropriate officer of Seller dated the Closing Date, stating that the conditions set forth herein have been satisfied.

Section 7.2 Conditions Precedent to Obligations of Seller. Seller’s obligation to effect the Closing and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller in writing, in whole or in part):

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(a)         All representations and warranties made by Purchaser in this Agreement shall be true and correct on and as of the Closing Date as if made at and as of the Closing Date, except that any such representation made as of a specific date (other than the date hereof) shall only need to have been true on and as of such date;

(b)        The covenants and obligations that Purchaser is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with;

(c)         There shall not be threatened, instituted or pending any action or proceeding, before any court or Governmental Entity, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership or operation by Purchaser of the Shares, (iii) seeking to invalidate or render unenforceable any material provision of this Agreement, or (iv) otherwise relating to and materially adversely affecting the transactions contemplated hereby;

(d)        Representatives of Seller shall have completed the due diligence review of the operations, condition (financial and other), prospects, assets and liabilities of, and other matters related to, the Purchaser and its business to Seller’s satisfaction;

(e)         Purchaser shall have delivered to Seller all of the deliverables described herein; and

(f)         Purchaser shall have executed and delivered to Seller a certificate of an appropriate officer of Purchaser dated the Closing Date, stating that the conditions set forth in herein have been satisfied.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Survival of Representations and Warranties. The representations and warranties in this Agreement shall survive the Closing indefinitely.

Section 8.2 Indemnification.

(a)         Seller's Agreement to Indemnify. From and after the Closing, Seller shall indemnify, defend and hold harmless Purchaser, its Affiliates, the Company and their respective officers, directors, shareholders and successors and assigns from and against any and all losses, damages, demands, claims, actions or causes of action, assessments, awards, penalties, fines, costs, expenses and liabilities (including reasonable attorneys' fees and expenses but excluding punitive or exemplary damages, except in the case of fraud or to the extent actually awarded to a Governmental Entity or other third party) (collectively, "Damages") incurred or to be incurred by any of them to the extent resulting from or arising out of:

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(i)      any breach by Seller of any representation or warranty contained in this Agreement, the schedules hereto, or other certificate or document delivered by Seller pursuant to this Agreement;

(ii)      any breach by Seller of any covenant, agreement or obligation contained in this Agreement or other document delivered by Seller pursuant to this Agreement;

(iii)      any and all Litigation for matters occurring for the time up to (and including) the Closing Date; and

(iv)      all and any Taxes affecting, and to be borne by, the Company for the time up to (and including) the Closing Date if and to the extent the specific Tax in question has not been paid on or prior to the date hereof, or has not been provided for in the annual accounts, or has not been fully disclosed by Seller to Purchaser. Such indemnity or hold-harmless shall apply irrespective and regardless of whether or not on the Closing Date the Seller had knowledge or should have had knowledge of such obligation to pay Taxes. For the avoidance of doubt, it is the intention of the parties that, in the case of any such Taxes for any period in which the determination of the amount of such Taxes due for such period does not coincide with or end on the Closing Date, the amount of such Taxes deemed a liability of the Company for the time up to (and including) the Closing Date shall be determined as if a separate Tax Return was due for a period ending on the Closing Date and the amount of such Taxes due on that separate Tax Return is determined based on actual events occurring up through and including the Closing Date. In the event that any Taxes are assessed once annually, for example, property taxes, then in lieu of the rules for proration in the previous sentence, if such Tax is not yet been paid for the annual period that includes the Closing Date, then liability of the Company for such Tax under this section shall be equal to the amount of such Tax times a ratio of the days in such period before and including the Closing date divided by 365.

(b)        Purchaser's Agreement to Indemnify. Upon the terms and subject to conditions of this Section 8.20, from and after the Closing, Purchaser shall indemnify, defend and hold harmless Seller, its Affiliates, and their respective officers, directors and successors and assigns from and against any and all Damages incurred or to be incurred by any of them to the extent resulting from or arising out of

(i)      any breach by Purchaser of any representation or warranty contained in this Agreement or other certificate or document delivered by Purchaser pursuant to this Agreement; and

(ii)      any breach by Purchaser of any covenant, agreement or obligation contained in this Agreement.

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(c)         Third-Party Claims. The obligations and liabilities of Seller and Purchaser with respect to any claims made by an indemnified party which arise or result from claims for Damages made by third parties or for which liability may be asserted by any third party including any Governmental Entity (a "Third-Party Claim"), shall be subject to the following terms and conditions:

(i)      The indemnified parties shall give the indemnifying party prompt written notice of any such Third-Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been prejudiced as a result of such failure and provided that the indemnifying party shall not be responsible for any costs or expenses incurred prior to the giving of such notice or that arise as a result of such failure to give notice. The indemnifying party shall have the right to undertake the defense of any Third Party Claim by counsel reasonably satisfactory to the indemnified parties at the indemnifying party's sole expense; provided, that if the indemnifying party assumes such defense the indemnifying party shall control such defense and any contacts with third parties with respect to such Third Party Claim, however, the indemnified parties shall have the right to participate in the defense thereof and to employ counsel, at their own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense and all parties shall be afforded access to all information pertinent to the defense; provided, further, that the reasonable fees and expenses of one counsel to the indemnified parties will be indemnifiable hereunder if, in the reasonable view of counsel to the indemnified party, (x) a conflict of interest exists between the indemnifying party and the indemnified parties or (y) there may be legal defenses available to the indemnified parties which are different from or additional to those available to the indemnifying party; and

(ii)      Notwithstanding any provision in this Section 8.2(c) to the contrary, without the prior written consent of the indemnified parties (which consent shall not be unreasonably conditioned, withheld or delayed), the indemnifying party shall not admit any liability with respect to, or settle, compromise or discharge, any Third-Party Claim or consent to the entry of any judgment with respect thereto. In addition, if notice of a Third Party Claim has not been provided, or if notice has been provided and the indemnifying party shall have assumed the defense of the Third-Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, any Third-Party Claim or consent to the entry of any judgment with respect thereto, without the prior written consent of the indemnifying party (which consent shall not be unreasonably conditioned, withheld or delayed), and the indemnifying party will not be subject to any liability for any such admission, settlement, compromise, discharge or consent to judgment made by an indemnified party without such prior written consent of the indemnifying party.

(d)        Other Claims. In the event any indemnified party should have a claim against any indemnifying party under Section 8.2 hereof that does not involve a Third-Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall, as promptly as practicable after discovery of such claim, deliver written notice of such claim to the indemnifying party. The failure by any indemnified party to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such indemnified party under Section 8.2, except to the extent that the indemnifying party shall have been materially prejudiced by such failure.

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(e)         Limitations; Sole Remedy, etc.

(i)      Notwithstanding any provision in this Agreement to the contrary, the obligation of any indemnifying party to indemnify an indemnified party pursuant to this Section 8.2 shall be limited to claims which an indemnified party has given the indemnifying party written notice pursuant to Section 8.2(c) or (d), as applicable, setting forth therein in reasonable detail the basis for such claim.

(ii)      Notwithstanding anything to the contrary contained in this Agreement: (a) an indemnifying party shall not be liable for any claim for indemnification unless and until the aggregate amount of indemnifiable Damages which may be recovered from the indemnifying party (taking into account clause (i) hereof) equals or exceeds a one-time deductible amount of $25,000 (the "Deductible"), in which case the indemnified party entitled to such indemnification shall be entitled to recover all such Damages to which such indemnified party is entitled in excess of the Damages constituting the Deductible, and (b) in no event shall the aggregate amount of all claims for which Seller or Purchaser is liable pursuant to Section 2.3(a)Section 8.2, as applicable, exceed an amount equal to the Purchase Price; except in each case with respect to (i) Damages arising from fraud, willful misconduct or intentional breach of covenants or other agreements herein by Purchaser or Seller, as applicable, or (ii) a breach of a Fundamental Rep by Seller or by Purchaser.

(iii)      Each of Seller and Purchaser acknowledges and agrees that its sole and exclusive remedy (other than for fraud or intentional misconduct) following the Closing with respect to any and all claims (whether Third-Party Claims or otherwise) relating to the subject matter of this Agreement shall be pursuant to the provisions set forth in this Section 8.20; provided, however, that nothing contained herein shall prevent (A) an indemnified party from pursuing remedies as may be available to such party under applicable Law in the event of an indemnifying party's failure to comply with its indemnification obligations hereunder or (B) any party from pursuing a claim for specific performance pursuant to 08.14 hereof.

(iv)      Any liability for indemnification hereunder shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement.

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(v)      Any indemnity payment made hereunder shall be treated by the parties as an adjustment to the Purchase Price. Any indemnification obligation under this Agreement shall be net of any tax benefits realized by the indemnified parties or its Affiliates, and any insurance or indemnity, contribution or similar amount received by the indemnified party or its Affiliates from any third party with respect thereto. To the extent that any indemnity is not treated as a Purchase Price adjustment and is subject to tax, such payment shall be increased so that on an after-tax basis, the payment shall equal the amount of the indemnity provided in Section 8.20.

(vi)      For purposes of determining the amount of any Damages under this Section 8.2 (but not for purposes of determining whether a breach of any representation or warranty has occurred) each of the representations and warranties that contains any "Material Adverse Effect," "in all material respects," or other materiality (or correlative meaning) qualification shall be deemed to have been given as though there were no such qualification.

Section 8.3 Assignment; Binding Effect. This Agreement and the rights hereunder are not assignable unless such assignment is consented to in writing by both Purchaser and Seller and, subject to the preceding clause, this Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

Section 8.4 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEVADA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEVADA TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEVADA WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY. EACH PARTY HERETO AGREES AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT SITTING IN NEVADA, NEVADA AND ANY UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEVADA (IF FEDERAL JURISDICTION EXISTS), AND ANY APPLICABLE APPELLATE COURTS, WITH RESPECT TO ALL MATTERS RELATING TO THIS AGREEMENT AND TO THE TRANSACTIONS CONTEMPLATED HEREBY, WAIVES ALL OBJECTIONS BASED ON LACK OF VENUE AND FORUM NON CONVENIENS, AND IRREVOCABLY CONSENTS TO THE PERSONAL JURISDICTION OF ALL SUCH COURTS.

Section 8.5 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each of the parties hereto hereby (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications contained herein.

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Section 8.6 Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given when delivered, if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid and when received if delivered otherwise, to the party to whom it is directed:

If to Seller, to:

Gemvest, Ltd.

Attn: Angelique de Maison

1005 S. Center St.

Redlands, CA 92373

with copies, in the case of notice to Seller, to:

If to Purchaser, to:

Gepco, Ltd.

Attn: Trisha Malone

9025 Carlton Hills Blvd. Ste B

Santee, CA 92071

Fax 619-568-3148

with copies, in the case of notice to Purchaser, to: Jolie Kahn, Esq. 1020 Riverview, Conshohocken, PA 19428, fax: 866-705-3071

Section 8.7 Headings. The headings contained in this Agreement are inserted for convenience only and shall not be considered in interpreting or construing any of the provisions contained in this Agreement.

Section 8.8 Fees and Expenses; Taxes. Except as otherwise provided herein, Seller shall pay all cost and expenses of Seller and the Company associated with the negotiation, preparation and execution of this Agreement, and consummation of the transactions contemplated hereby. Purchaser shall pay all costs and expenses incurred on its behalf in connection with the negotiation, preparation and execution of this Agreement, and consummation of the transactions contemplated hereby. Each of Seller and Purchaser shall timely file with the competent taxation authorities any tax returns, reports and other documents that are required to be filed by such party under the relevant tax laws in relation to any taxes imposed on such party resulting from the transaction contemplated herein, and each party shall timely pay such taxes to the competent taxation authorities and deliver to the other party proof of due settlement of such taxes (or of exemption therefrom).

Section 8.9 Entire Agreement. This Agreement (including the Exhibits and schedules hereto) and the agreements related hereto constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to such subject matter; provided, however, this Agreement shall not supersede the terms and provisions of the Confidentiality Agreement, which shall survive and remain in effect until expiration or termination thereof in accordance with its terms and this Agreement.

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Section 8.10 Interpretation.

(a)         When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article, Section or Exhibit of or to this Agreement unless otherwise indicated.

(b)        Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

(c)         When a reference in this Agreement is made to a "party" or "parties," such reference shall be to a party or parties to this Agreement unless otherwise indicated.

(d)        Unless the context requires otherwise, the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words in this Agreement refer to this entire Agreement.

(e)         Unless the context requires otherwise, the use of any gender herein shall be deemed to include the other genders.

(f)         References in this Agreement to "dollars" or "$" are to U.S. dollars.

(g)        This Agreement was prepared jointly by the parties and no rule that it be construed against the drafter will have any application in its construction or interpretation.

Section 8.11 Waiver and Amendment. This Agreement may be amended, modified or supplemented only by a written mutual agreement executed and delivered by Seller and Purchaser. Except as otherwise provided in this Agreement, any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 8.12 Counterparts; Language; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument binding upon all of the parties notwithstanding the fact that all of the parties are not signatory to the original or the same counterpart. For purposes of this Agreement, facsimile signatures or electronic .pdf copies shall be deemed originals.

Section 8.13 Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties and their successors and permitted assigns and nothing herein express or implied shall give or be construed to give to any Person, other than the parties and such successors and permitted assigns, any legal or equitable rights hereunder, it being understood that the foregoing shall not limit the right of any indemnified party to bring claims for indemnification under 0 in respect of Damages.

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Section 8.14 Specific Performance. The parties agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at Law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or in equity.

Section 8.15 Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

Section 8.16 Further Assurance. Seller and Purchaser shall and shall procure that their respective Affiliates shall execute and deliver, or shall cause to be executed and delivered, such documents and other papers and shall take, or shall cause to be taken, such further actions as may be reasonably required to carry out the provisions of, and give effect to, the transactions contemplated by, this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

Gemvest, Ltd. (“Seller”)

By: /s/ Angelique de Maison

Name: Angelique de Maison

Title: CEO, Gemvest, Ltd.

Gepco, Ltd. (“Purchaser”)

By: /s/ Trisha Malone

Name: Trisha Malone

Title: CEO, Gepco, Ltd.

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